UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2009

VIPER POWERSPORTS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51632	41-1200215
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation or organization)

10895 Excelsior Blvd., Ste. 203
Hopkins, MN	55343
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 938-2481

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

•	Written communications pursuant to Rule 425 under the Securities Act (17 CER 230.425)

•	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.l4a-12)

•	Pre-commencement communications pursuant to Rule 1 4d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

•	Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Information

During the review of third quarter’s financial statements, the Company became aware that the second quarter financial statements were materially misstated. The misstatement was the result of certain equity transactions, of stock issued for services, and warrant agreements not being correctly recorded during second quarter. A restatement of financial statements for the period ending June 30, 2009 will be filed subsequent to the filing of the current period ending September 30, 2009. The numbers for third quarter have been adjusted to correctly reflect the misstatement in second quarter.  The impact on common stock was an increase of 1,645,500 (6,582,000 pre-stock split shares) shares issued.  Common stock increased by $6,582 and additional paid in capital increased by $520,753 and retained earning reflected an increased loss of $527,335 to account for the increased expense for services.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viper Powersports, Inc.

Dated: November 23, 2009	By:	/s/ Jerome L. Posey
Jerome L. Posey,
Chief Financial Officer